THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

1-Election of Directors. Nominees for a three year term:
  Gerard C. Keegan, Nicholas A. Marshall, Peter C. Haeffner, Jr.

       For all Nominees (except              Withhold for all
        as otherwise indicated)                  Nominees
                 [ ]                                [ ]

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

______________________________________________________________

2-Approval of the Proposed          FOR         AGAINST       ABSTAIN
  Agreement and Plan of
  Reorganization.                   [ ]           [ ]           [ ]

3-Ratification of Appointment of
  KPMG Peat Marwick LLP as inde-
  pendent Auditors for the Bank.    [ ]           [ ]           [ ]

In their discretion, the proxies are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments thereof.

I PLAN TO ATTEND THE ANNUAL MEETING [ ]

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY
STATEMENT/PROSPECTUS FOR THE ANNUAL MEETING.


____________________


SIGNATURE____________________SIGNATURE________________________DATE______________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. ANY OWNER OF SHARES HELD JOINTLY MAY SIGN THIS PROXY. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                                   IMPORTANT

                       THE GREATER NEW YORK SAVINGS BANK

                        ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 1997

Dear Stockholder:

             YOUR SHARES CANNOT BE VOTED ON CERTAIN PROPOSALS
                UNLESS YOU GIVE YOUR SPECIFIC INSTRUCTIONS

Please give your voting instructions by signing and returning this form of proxy. Your vote is important, regardless of the number of shares that you own.

                 A REPLY IS NECESSARY TO VOTE YOUR SHARES

                            PLEASE ACT PROMPTLY

REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of The Greater New York Savings Bank for the Annual Meeting of Stockholders to be held on Friday, April 25, 1997.

The undersigned stockholder of The Greater New York Savings Bank (the "Bank") hereby appoints Carol Ann Solferino and Michele M. Kelly, or either of them, with full powers of substitution, to attend and act as proxy for the undersigned and to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215, on April 25, 1997, at 10:00 a.m., and at any adjournments thereof.

Please sign and date this Proxy on the reverse side and return it in the enclosed envelope.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE